SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005 (May 31, 2005)

OCA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana	70002
(Address of Principal Executive Offices)	(Zip Code)

(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed from Last Report)

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective May 31, 2005, OCA, Inc. (the “Company”) entered into an amendment and waiver to its senior credit facility (the “Amendment”). Under the Amendment, the lenders under the credit facility waived any default or event of default resulting from the Company’s failure to timely (a) file with the Securities and Exchange Commission the Company’s annual report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) and quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) and (b) deliver to the lenders audited consolidated financial statements for the year ended December 31, 2004 and unaudited consolidated financial statements for the quarter ended March 31, 2005. The Amendment extends to June 30, 2005 the deadline under the credit facility for filing the 2004 Form 10-K and the First Quarter Form 10-Q, and extends to June 30, 2005 (or, if earlier, when the financial statements become available) the deadline for delivering to the lenders the audited financial statements for 2004 and unaudited financial statements for the first quarter of 2005. In prior amendments and waivers, the lenders had previously agreed to extend those deadlines to May 31, 2005.

     The Amendment limits the amount of funds available for borrowing under the revolving line of credit component of the credit facility to an aggregate of $90.0 million until the Company has (i) delivered to the lenders audited 2004 financial statements and unaudited financial statements for the first quarter of 2005, and related compliance certificates, and (ii) filed its 2004 Form 10-K and First Quarter Form 10-Q with the SEC. The Amendment also restricts the Company’s use of funds borrowed under the credit facility during that period to the funding of ordinary course business expenses and working capital needs. At May 31, 2005, there was $85.6 million of debt outstanding under the revolving line of credit component of the credit facility, and $6.0 million of debt outstanding under the term loan component of the credit facility. The credit facility expires on January 2, 2006.

     The Company has experienced significant delays in completing its financial statements for 2004 and the first quarter of 2005, and cannot currently estimate when it will complete those statements or file its 2004 Form 10-K or First Quarter Form 10-Q. The Company currently believes that it is likely that it will not be able to meet the June 30, 2005 deadlines under the Amendment for filing the 2004 Form 10-K and First Quarter Form 10-Q and delivering the related financial statements to the lenders. Failure to meet these deadlines without obtaining an extension would result in a default under the credit facility. The Company believes that it currently may be in default under the credit facility because of the errors or potential errors in its prior period financial statements described in Items 4.02 and 8.01 below. If an event of default has occurred or were to occur, the Company would be unable to borrow additional funds under the credit facility (unless the default was waived by the lenders) and the lenders could accelerate the due date for repayment of all outstanding indebtedness under the credit facility, either of which could have a material adverse effect on the Company and its liquidity and financial condition.

     The Company is engaged in discussions with its lenders about obtaining an additional extension of these deadlines and waiver of any current default. The Company is also engaged in discussions with its lenders about obtaining additional liquidity for the Company in the form of further borrowings under the revolving line of credit and/or forbearances from repayments of term debt or other amounts that come due to the lenders. As discussed in Item 8.01 below, the Company has engaged Alvarez & Marsal, LLC, a leading corporate advisory firm, to assist the Company’s management in discussions and negotiations with the Company’s lenders. The Company cannot provide assurance that the lenders will agree to the Company’s requests or that they will agree to the requests on reasonable terms.

     The Company has been pursuing an aggressive growth strategy of developing de novo offices for existing affiliated practices, which has involved significant expenditures to develop the offices and fund operating losses typically experienced by de novo offices as they establish a patient base. In implementing this strategy, the Company opened 55 de novo offices in 2004 and 15 de novo offices during the first quarter of 2005, and had 13 de novo offices in development at March 31, 2005. The Company has typically incurred an average of about $350,000 to $380,000 of expenditures in developing a de novo office in the United States.

     As a result of these de novo-related and other expenditures, and restrictions on borrowing resulting from continuing delays in completing the 2004 audit, the Company currently has limited liquidity and limited ability to borrow additional funds. To provide the Company with additional liquidity and capital, Bart F. Palmisano, Sr., the Company’s

Chief Executive Officer, has committed to loan $2.0 million to the Company on an unsecured basis, payable in one year at a prime interest rate.

     The Company is implementing several measures to conserve cash and reduce costs, including a temporary curtailment of the development of additional de novo offices and increased controls on the payment of accounts payable. In addition, Mr. Palmisano has taken action to terminate the Company’s lease of an aircraft owned by an affiliate of Mr. Palmisano, and the Company will no longer be paying the operating costs for the aircraft. These lease and operating costs totaled approximately $1.1 million in 2004.

     The Company currently believes that its temporary curtailment of de novo expansion and other cash conservation efforts, along with cooperation from the lenders and the loan from Mr. Palmisano, will provide the Company with sufficient liquidity to fund its operations in the ordinary course and its contractual obligations with affiliated practices. Management is committed to continuing to provide high quality services to its affiliated practices and their patients.

ITEM 3.01.  NOTICE OF DELISTING OF FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     Because the Company has not yet completed its 2004 financial statements or filed the 2004 Form 10-K, the Company is not in compliance with New York Stock Exchange (“NYSE”) listing rule 203.01, which requires a listed company, such as the Company, to distribute its annual report to its stockholders not later than 120 days after the close of each fiscal year. The Company has not received any notice from the NYSE regarding delisting of the Company’s common stock.

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

     The Company has identified certain errors in its calculation of patient receivables reported during 2004, and has determined that the amount of patient receivables reported at each of March 31, June 30 and September 30, 2004 was overstated by material amounts. The Company continues to review these amounts and their impact on patient revenue for the affected quarters, and has not yet determined the amount by which the accounts were overstated during 2004. The impact of this overstatement would potentially have a material impact on the cumulative effect of change in accounting principle incurred in the first quarter of 2004 in connection with the Company’s adoption of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51” (“FIN 46R”). It is not known if the errors would impact prior years because the Company’s revenue recognition policy during 2004 differs significantly from that for periods prior to its adoption of FIN 46R. Patient receivables represent amounts owed to the Company’s affiliated practices by their patients or third-party payors, as calculated under the Company’s revenue recognition policy. They reflect amounts that are yet to be received by affiliated practices after the Company has recognized the amounts as patient revenue for financial reporting purposes.

     In addition, the Company has identified other errors that are discussed under “Accounting Matters” in Item 8.01 below. The Company has not yet finalized its determination of the amount of the errors or the periods to which they relate. These errors affect the Company’s quarterly financial statements for the quarterly periods in 2004, and may impact prior years and their quarterly periods. In addition, the errors may also affect financial information for the periods mentioned that the Company included in other disclosures, such as press releases or Form 8-K filings.

     Due to these errors, on June 6, 2005, the Audit Committee of the Company’s Board of Directors concluded that the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each of the first, second and third quarters of 2004 (collectively, the “Quarterly Financial Statements”), should no longer be relied upon and must be restated. The Audit Committee has discussed these matters with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company has not completed its review of these errors or made a final determination about the impact of adjustments on 2004 financial statements and the previously issued Quarterly Financial Statements. The Company intends to file restated financial statements in amendments to its Form 10-Qs for each of the first, second and third quarters of 2004.

     The Audit Committee has not made a determination regarding the restatement of any other previously-issued financial statements. However, in connection with the Company’s 2004 audit and preparation for disclosure about internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, the Company and its independent registered public accounting firm have reviewed a number of accounting matters and accounts, and identified potential prior period financial statement account errors. The Company continues to review each of these matters, gather data and refine its estimates. The amount of adjustments related to these items could differ from the Company’s current estimates. These accounting matters are described under “Accounting Matters” in Item 8.01 below.

     The manual processes and data validation procedures employed by the Company in evaluating and correcting its financial records have resulted in numerous adjustments to date, and this process is not yet complete. In addition, the Company has not yet completed its financial close process for 2004. Accordingly, the Company currently cannot reasonably predict whether, and if so, to what extent, its prior year financial statements will need to be restated. However, the Company currently believes that it is likely that the ultimate net adjustments discussed under “Accounting Matters” in Item 8.01 will be material to its December 31, 2004 balance sheet and 2004 results of operations, and, therefore, require restatement of certain prior year financial statements.

     These restatements and other accounting matters do not impact the amounts reported to affiliated practices, which are determined on a cash basis and are not required to be prepared in conformity with generally accepted accounting principles. As a result, amounts required to be reported by the Company will differ from amounts reported by an affiliated practice on a stand-alone basis.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On June 1, 2005, the Company placed Bartholomew F. Palmisano, Jr., its Chief Operating Officer, on administrative leave, pending resolution of an internal review by a Special Committee of the Company’s Board of Directors which are described in Item 8.01 below.

ITEM 8.01.  OTHER EVENTS.

Special Committee

     On June 2, 2005, the Company’s Board of Directors appointed a Special Committee of the Board to review certain journal entries recorded in the Company’s general ledger, the circumstances in which they originated and their impact on the Company’s financial statements. The Company has identified certain journal entries that it believes were entered into the revenue, fixed assets and intangible asset accounts in the Company’s general ledger during 2000 and 2001 in error. Because of the revenue recognition policy and complex methodology used in calculating the Company’s fee revenue in 2000 and 2001, the Company has not yet determined whether these amounts were included in fee revenue reported for those years or what other impact these entries had on the Company’s financial results and balance sheets for those and subsequent periods. The identified entries totaled approximately $23.9 million in 2000 and $29.4 million in 2001. The Company reported fee revenue of approximately $268.8 million in 2000 and $351.0 million in 2001. The Special Committee is also reviewing certain statements and journal entries made by Bartholomew F. Palmisano, Jr. during May 2005 related to the 2001 entries. In addition, the Special Committee is reviewing certain alleged changes in data provided to the Company’s independent registered public accounting firm and alleged differences between that data and related records on the Company’s system. The matters being reviewed by the Special Committee do not involve or impact the amounts reported to the Company’s affiliated practices.

     The Special Committee is comprised of Ashton J. Ryan, Jr. and Kevin M. Dolan, each of whom is a non-employee, independent member of the Board. The Special Committee is engaging special counsel to advise it in connection with the review. Management is cooperating with the Special Committee to facilitate its review. The Company believes that this internal review will result in additional delay in completing the Company’s 2004 annual audit.

Engagement of Outside Advisors

     The Company has engaged Alvarez & Marsal, LLC, a leading corporate advisory firm, to assist the Company’s management in discussions and negotiations with the Company’s lenders, address financial and liquidity issues and facilitate the financial close process and annual audit, and to provide other assistance to the Company and its management. Representatives of Alvarez & Marsal are working with management to immediately implement measures to conserve its cash and reduce costs, including temporary curtailment of the Company’s de novo office expansion, without disrupting the services provided to the Company’s affiliated practices. They are also working to facilitate the financial close and audit process and enhance certain controls. The firm will have an integral role in helping the Company address key issues with its lenders.

Settlement of Lawsuits

     On May 25, 2005, the Company entered into an agreement to settle lawsuits and disputes pending between its subsidiary, OrthAlliance, Inc., and 60 affiliated practitioners who represent 54 affiliated practices. Fifty-one of the practitioners were engaged in litigation with OrthAlliance. All of these practices are reflected as “Inactive Practices” in the Company’s financial statements. Under the terms of the settlement agreement, the practices bought out of their service agreements with OrthAlliance and all parties agreed to dismiss their claims. The lawsuits generally involved mutual allegations of breach of contract and allegations by the practices that their Service Agreements with OrthAlliance were void under certain state laws. The Company anticipates that this settlement will result in a loss-on-sale of assets currently estimated at $6.1 million, net of income tax benefit, during the fourth quarter of 2004, in connection with the write-off of intangibles, goodwill and other assets associated with these practices.

     On May 21, 2005, the Company entered into an agreement to settle litigation pending in the U.S. District Court for the Middle District of Florida with Dr. Gasper Lazzara, Jr., who resigned as the Company’s Chairman of the Board in June 2001, and the entity owned by Dr. Lazzara. The allegations in the litigation included claims that the Company breached an office lease with an entity owned by Dr. Lazzara by vacating the premises, that Dr. Lazzara was allegedly owed severance in connection with his resignation and that he was allegedly prevented from exercising certain stock options. The Company denied those allegations, and had alleged that Dr. Lazzara had defaulted on debt owed to the Company and had improperly entered into the office lease. Under the terms of the settlement, the Company agreed to pay a total of $2.75 million to Dr. Lazzara in two installments payable during the following 180 days, and all parties agreed to dismiss their claims. The Company currently believes that the settlement will result in a charge during the fourth quarter of 2004 that is currently estimated at $1.7 million to $2.0 million, net of income tax benefit.

Internal Controls

     Management has done a preliminary assessment of its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, but has not yet finalized that assessment. Internal control over financial reporting is a process designed to provide reasonable assurance about the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has identified the material weaknesses listed below, as well as certain significant deficiencies, in its internal control over financial reporting at December 31, 2004. The Company and its independent registered public accounting firm may identify other material weaknesses and significant deficiencies as well. Because of these material weaknesses, the Company believes that management will conclude that the Company’s internal control over financial reporting was not effective at December 31, 2004. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of annual or interim financial statements that is more than inconsequential will not be prevented or detected.

     The Company believes that, at December 31, 2004, it did not maintain effective controls over the period-end financial reporting process. The Company believes that its period-end review procedures were ineffective as they related to at least the following: independent and timely review of the Company’s consolidation, analyses and financial reporting processes; revenue recognition reviews; reviews of allowances for bad debt for patient and affiliated practitioner accounts; review and approval of journal entries to the general ledger; and account reconciliations. The Company believes that it also lacked adequate controls over capitalization, disposition and evaluation of useful lives of long-lived assets. These control deficiencies resulted in audit adjustments and may result in restatement of previously issued financial statements. The Company also believes that, at December 31, 2004, it did not maintain adequate segregation of duties, which impacted the Company’s financial reporting controls, revenue controls, expenditure controls and information technology controls. In addition, the Company believes that, at December 31, 2004, it did not maintain effective controls over access to financial applications and data. Certain of the Company’s executive officers, information technology staff and users with financial, accounting and reporting responsibilities had access to financial application programs and data. The Company believes that management did not maintain adequate oversight of these employees or effectively monitor access to this information. Because of these material weaknesses, certain controls within the Company’s control environment may not have prevented the ability to override other controls, and information critical to an effective review of certain transactions, accounting entries and related entities were not disclosed to the appropriate Company personnel and the Company’s independent registered public accounting firm.

     In light of these material weaknesses, the Company is performing additional analysis and other post-closing procedures to ensure that its consolidated financial statements are prepared in accordance with generally accepted accounting principles. Management continues to evaluate the impact of these deficiencies and weaknesses on the Company’s financial reporting and control environment. The Company, with the assistance of Alvarez & Marsal, has begun to address these control deficiencies and weaknesses, including a plan to add additional, experienced staff in the Company’s financial reporting area.

Accounting Matters

     In connection with the Company’s 2004 audit and preparation for disclosure about internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, the Company and its independent registered public accounting firm have reviewed a number of accounting matters and accounts, and identified a number of potential prior period financial statement account errors. The Company continues to review each of these matters, gather data and refine its estimates. The amount of adjustments related to these items could differ from the Company’s current estimates. These matters do not impact the amounts reported to affiliated practices or the Company’s ability to provide quality services to affiliated practices.

     The Company has identified certain errors in its calculation of patient receivables reported during 2004, and has determined that the amount of patient receivables reported at each of March 31, June 30 and September 30, 2004 was overstated by material amounts; however, the Company has not yet determined the amount by which the accounts were overstated during 2004, or their impact on the cumulative effect of change in accounting principle incurred in the first quarter of 2004 in connection with the Company’s adoption of FIN 46R. The Company is also reviewing the potential impact of certain journal entries recorded in 2000 and 2001, as discussed above under “Special Committee.” In addition, the Company believes that its Japanese subsidiary inappropriately capitalized certain startup costs during the period from 1999 through 2003, with most of the startup costs being incurred and capitalized in 2000, and the Company has identified certain unreconciled items between the Company’s Japanese statutory records and the U.S. general ledger. The Company currently estimates that the aggregate impact on the Company’s December 31, 2003 balance sheet of potential adjustments relating to these Japan-related items would be a reduction in assets and retained earnings of approximately $3.1 million, on an after-tax basis. The Company also believes that it inappropriately capitalized certain repairs and maintenance and other costs as fixed assets in the periods from 1995 through 2004, and did not write off certain assets associated with closed or deaffiliated offices. In addition, the Company has identified over-depreciation of certain leasehold improvements and under-deprecation of certain fixed assets (which the Company believes to have resulted in a net over-depreciation of these assets) and the Company currently estimates that the aggregate impact of adjustments related to these accounts on the Company’s December 31, 2003 balance sheet would be a net decrease of approximately $1.7 million to $2.5 million, on an after-tax basis, in property, equipment and improvements. Also, the Company believes that it understated the number of outstanding shares of its common stock by varying amounts during the periods from 1999 through September 30, 2004. The Company currently believes that the cumulative maximum number of shares understated was approximately 500,000; however, the Company has not yet determined the impact on earnings per share for prior periods of any potential adjustments on results of operations of prior periods with respect to this understatement, nor has it determined if common stock and additional paid-in capital amounts reported on the balance sheet as of December 31, 2003 will need to be adjusted. Further, the Company is currently working with its independent registered public accounting firm to evaluate the difference between the December 31, 2004 inventory balance determined using physical observations and a supplies inventory tracking method implemented by the Company in 2004 (which the Company currently estimates to be approximately $9.5 million) to the $13.7 million inventory balance reported at December 31, 2003 using the Company’s prior method. In addition, the Company believes that there are certain unreconciled items in its prepaid assets, deposits and accounts payable accounts that relate to periods prior to December 31, 2002, and the Company currently estimates that the net impact of adjustments related to these accounts on its December 31, 2003 balance sheet would be an increase of approximately $832,000 in prepaid expenses, a decrease of approximately $790,000 in other assets (long-term), an increase of approximately $346,000 in accounts payable and a decrease of approximately $364,000 in retained earnings, all on an after-tax basis. The Company is still working with its current and former independent registered public accounting firms to refine each of these estimates and determine whether these amounts can be adjusted in 2004, or whether they require restatement of prior period financial statements.

     Certain statements contained in this report may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” or “intend.” These forward-looking statements include, without limitation, those relating to the Company’s liquidity, discussions and negotiations with its lenders, potential extensions, waivers and forbearances with respect to the Company’s credit facility, ability to continue to provide services, and remediation of control weaknesses and deficiencies. The Company cautions you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, further delays in completing the Company’s financial close process and the 2004 audit, disruption of the Company’s relationships with its affiliated practices or loss of a significant number of the Company’s affiliated practices, material reductions in the amount of funds remitted to the Company by affiliated practices, adverse determinations in the Company’s review of certain accounting matters and internal review by the Special Committee, failure or delay in obtaining a waiver or extension or additional borrowings from the lenders on terms acceptable to the Company and potential default under the Company’s credit facility, potential adverse changes in the Company’s financial results and condition, adverse outcomes of litigation pending against the Company and its subsidiary, OrthAlliance, Inc., or inability to resolve that litigation on terms favorable to the Company, inability or delay in successfully executing the Company’s strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, impact of competition and existing and future regulations and laws affecting orthodontics, pediatric dentistry and the Company’s business, difficulties in staffing and managing foreign offices and other difficulties arising from international expansion, adverse changes in general economic conditions and business conditions, and other risks detailed from time to time in the Company’s press releases, Annual Report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.
By:	/s/ Cathy M. Green
Cathy M. Green
Chief Accounting Officer and Interim Chief Financial Officer

Date: June 7, 2005